Exhibit 32.1

                              CERTIFICATION OF THE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KeySpan Corporation (the "Corporation") for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert B. Catell, Chairman and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                     /s/Robert B. Catell
                                     -------------------
                                     Name: Robert B. Catell
                                     Title: Chairman and Chief Executive Officer
                                     Date: August 6, 2003

Note: A signed original of this written statement required by Section 906 has been provided to KeySpan Corporation and will be retained by KeySpan Corporation and furnished to the Securities and Exchange Commission or its staff upon request.